Consent of Independent Registered Public Accounting Firm

The Board of Trustees and Shareholders
Oppenheimer Global High Yield Fund:

We consent to the use of our report dated July 24, 2015, with respect to the financial statements and financial highlights of Oppenheimer Global High Yield Fund as of May 29, 2015, incorporated by reference herein, and to the references to our firm under the headings “Financial Highlights” in the Prospectus, and “Independent Registered Public Accounting Firm” and “Financial Statements” in the Statement of Additional Information.

KPMG LLP
/s/ KPMG LLP

Denver, Colorado
September 24, 2015